Exhibit 10.2

FORBEARANCE AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement (this "Agreement"), dated as of May 17, 2016, is made by and between JGB (Cayman) Concord Ltd. (the "Holder"), InterCloud Systems, Inc., a Delaware corporation (the "Company"), and VaultLogix, LLC, a Delaware limited liability company (“VaultLogix” and together with the Company, the Borrowers).

WHEREAS, the Holder and the Borrowers have entered into a Securities Exchange Agreement dated as of February 18, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Securities Exchange Agreement"), whereby the Borrowers issued and delivered to the Holder, and the Holder received from the Borrowers, an 8.25% Senior Secured Convertible Note in the original principal amount of $11,601,054.62 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”);

WHEREAS, the outstanding principal balance owed by the Borrowers to the Holder under the Note is $11,601,054.62;

WHEREAS, as security for all of the indebtedness and obligations due to the Holder under the Note and the other Operative Documents (collectively, the "Obligations"), VaultLogix executed and delivered to the Holder a certain Security Agreement dated as of February 18, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Security Agreement"), granting to Holders a security interest in the collateral, as defined in the Security Agreement (the "Collateral");

WHEREAS, the Borrowers are in default under the Note;

WHEREAS, the Borrowers have requested that the Holder forbear from exercising its rights and remedies under the Note and the other Operative Documents;

WHEREAS, the Holder is willing to forbear from exercising such rights and remedies for a limited period of time, provided that the Borrowers comply with the terms and conditions of this Agreement;

WHEREAS, in partial consideration of such forbearance, the Borrowers have agreed to amend the Securities Exchange Agreement, and amend and restate the Note;

WHEREAS, in partial consideration of such forbearance, and in replacement of substantial rights of the Holder foregone in connection with such forbearance and the amendment and restatement of the Note, and as an extension of the Company’s original obligations under the Note, the Borrowers have agreed to issue to the Holder a 0.67% Senior Secured Note made by the Borrowers as co-borrowers in substantially the form attached hereto as Exhibit A (the “Senior Secured Note”).

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Note.

2.          Borrower Acknowledgments. The Borrowers acknowledge and agree that:

2.1      Defaults. The following Events of Default have occurred and are continuing under Section 8(a)(iii), Section 8(a)(iv), Section 8(a)(ix) and Section 8(a)(x) of the Note (collectively, the "Existing Defaults").

2.2      Operative Documents. The Note, the Securities Exchange Agreement, the Security Agreement, the other Operative Documents and all other agreements, instruments and other documents executed in connection with or relating to the Obligations or the Collateral (the "Note Documents") are legal, valid, binding and enforceable against the Borrowers in accordance with their terms.

2.3      Obligations. The Obligations are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

2.4      Collateral. The Holder has valid, enforceable and perfected security interests in and liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

2.5      Right to Accelerate Obligations. As a result of the Existing Defaults, the Holder has the right to accelerate the maturity and demand immediate payment of the Obligations.

2.6      Default Notice. The Borrowers hereby waive any rights to receive further notice of the Existing Defaults. All applicable cure periods relating to the Existing Defaults have lapsed.

2.7      Default Interest Rate. By reason of the Existing Defaults, the Holder has the right, as of April 13, 2016, to impose the default rate of interest under the Note. Effective April 13, 2016 through the Effective Date (as defined below), the interest rate under the Note was fifteen percent (15%) per annum.

2.8      No Waiver of Defaults. Except as expressly set forth herein, neither this Agreement, nor any actions taken in accordance with this Agreement or the Note Documents shall be construed as a waiver of or consent to the Existing Defaults or any other existing or future defaults under the Note Documents, as to which the Holder’s rights shall remain reserved.

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2.9      Preservation of Rights and Remedies. Upon expiration of the Forbearance Period (as defined below), all of the Holder’s rights and remedies under the Note Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

2.10    Holder Conduct. The Holder has fully and timely performed all of its obligations and duties in compliance with the Note Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

2.11    Purpose of Forbearance. The purpose of this Agreement is to provide the Company with a period of time to file its annual report on Form 10-K for the fiscal year ended December 31, 2015, and thereby cure the Existing Defaults.

2.12    Request to Forbear. The Borrowers have requested the Holder’s forbearance as provided herein, which shall inure to their direct and substantial benefit.

3.          Amendment and Restatement of the Note; Reconfirmation of Security Interest.

3.1      Amendment and Restatement. As partial consideration for the Holder’s forbearance, effective upon the Effective Date, the Note shall be amended and restated in its entirety in substantially the form attached hereto as Exhibit B (the “A&R Note”). Notwithstanding the amendment and restatement of the Note, the Borrowers acknowledge and agree that, as of the Effective Date, the Existing Defaults under the Note shall continue to constitute Existing Defaults under the A&R Note.

3.2      Reconfirmation of Liens and Security Interest. Nothing herein or the A&R Note shall impair or limit the continuation of the liens and security interests granted to the Holder under the Security Agreement, the other Security Documents (as defined in the Securities Exchange Agreement), or any deposit account control agreement with any depositary bank (collectively, the “Security Instruments”), which liens are continued in full force and effect pursuant to and as provided therein, and which liens secure all Obligations (as defined in the Security Agreement). In addition, VaultLogix agrees that all references to the “Obligations” in any Security Instrument includes the Senior Secured Note and all of the Borrowers’ obligations under the Senior Secured Note. VaultLogix agrees that any reference to the Note in any Security Instrument means the Note as amended and restated pursuant to this Agreement and the Senior Secured Note. VaultLogix acknowledges the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the Security Instruments to which it is a party, in accordance with such instruments, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents and certificates as the Holder requests in order to perfect, preserve, and protect such liens and security interests.

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4.          Amendments to the Securities Exchange Agreement. As partial consideration for the Holder’s forbearance, effective upon the Effective Date, the Borrowers and the Holder hereby agree that Section 4.4(b) of the Securities Exchange Agreement is deleted in its entirety.

5.          Conditions Precedent. This Agreement shall not become effective unless and until the date (the "Effective Date") that each of the following conditions shall have been satisfied in the Holder’s sole discretion, unless waived in writing by the Holder:

5.1      Delivery of this Agreement. The Borrowers shall have delivered or caused to be delivered a duly executed copy of this Agreement.

5.2      Delivery of A&R Note. The Borrowers shall have delivered a duly executed “ink original” copy of the A&R Note.

5.3      Delivery of Senior Secured Note. The Borrowers shall have delivered a duly executed “ink original” copy of the Senior Secured Note. The Borrowers acknowledge and agree that, as of the Effective Date, the Existing Defaults under the Note shall apply to and constitute Existing Defaults under the Senior Secured Note.

5.4      Non-Accountable Expense Reimbursement. The Company shall have reimbursed the Holder the non-accountable sum of $37,500 for expenses by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule A hereto by 12PM New York time on May 18, 2016.

5.5      Professional Fees and Other Expenses. The Company shall have paid to the Holder an expense reimbursement for the reasonable costs and expenses (including attorneys' fees) incurred in connection with the Holder’s management of investment in the Note in amount equal to $28,000 by wire transfer of immediately available funds to Haynes & Boone LLP in accordance with the wire instructions set forth on Schedule B hereto by 12PM New York time on May 18, 2016.

6.          JGB Forbearance.

6.1      Forbearance Period. Subject to compliance by the Borrowers with the terms and conditions of this Agreement, the Holder hereby agrees to forbear from exercising its rights and remedies against the Borrowers under the Note Documents and the Senior Secured Note with respect to the Existing Defaults during the period (the "Forbearance Period") commencing on the Effective Date and ending on the earlier to occur of (i) June 15, 2016 (which date shall be extended to June 30, 2016 in the event the Company receives an extension from NASDAQ until at least July 5, 2016, to comply with its listing requirements and the Common Stock continues to be listed and is trading (without any suspension) on the Principal Market), and (ii) the date that any Forbearance Default (as defined below) occurs. The Holder’s forbearance with respect to the Existing Defaults, as provided herein, shall immediately and automatically cease without notice or further action on the earlier to occur of clause (i) or (ii) of the preceding sentence (the "Termination Date"). On and from the Termination Date, the Holder may, in its sole discretion, exercise any and all remedies available to it under the Note Documents or the Senior Secured Note by reason of the continuation of the Existing Defaults.

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6.2      Interest During Forbearance Period. For the avoidance of doubt, during the Forbearance Period, interest under the A&R Note and the Senior Secured Note shall accrue at 0.67% per annum.

6.3      Extension of Forbearance Period. In the sole discretion of the Holder and without obligation, after the Termination Date, the Holder may renew or extend the Forbearance Period, or grant additional forbearance periods.

6.4      Scope of Forbearance. During the Forbearance Period, the Holder will not solely on account of the Existing Defaults accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, and for the avoidance of doubt, the Holder reserves all rights with respect to any Events of Default under the Note Documents and the Senior Secured Note other than the continuation of the Existing Defaults and does not agree to forbear, and does not forbear, during the Forbearance Period or otherwise, from taking any action or exercising any rights or remedies available to it under the Note Documents or the Senior Secured Note or at law or in equity in connection with any Event of Default other than solely the Existing Defaults.

7.          Right of First Offer.

7.1      Right of First Offer. Each time the Company proposes to raise any capital to refinance any indebtedness owed to Forward Investments LLC (the “Forward Notes Refinancing”), the Company shall first make an offering of such Forward Notes Refinancing in accordance with the following provisions of this Section 7.

7.2      Offer Notice. The Company shall give written notice (the “Offer Notice”) to the Holder stating the existence of the proposed Forward Notes Refinancing and specifying the material terms and conditions as known, agreed to or proposed at that time pursuant to which the Company proposes to enter into the Forward Notes Refinancing. The Offer Notice shall constitute the Company’s offer to the Holder to enter into the Forward Notes Refinancing with the Holder, which offer shall be irrevocable for a period of fifteen (15) days (the “ROFO Notice Period”). During the ROFO Notice Period, the Company will negotiate exclusively with the Holder and will not, directly or indirectly, solicit any offers from, respond to any unsolicited offers from, or enter into or conduct any discussions or negotiations with other financing sources.

7.3      Exercise of Right of First Offer. Upon receipt of the Offer Notice, the Holder shall have until the end of the ROFO Notice Period to elect to enter into the Forward Notes Refinancing by delivering a written notice (a “ROFO Offer Notice”) to the Company stating that it offers to enter into the Forward Notes Refinancing on the exact terms specified in the Offer Notice. If the Holder does not deliver a ROFO Offer Notice during the ROFO Notice Period, the Holder shall be deemed to have waived all its rights to participate in the Forward Notes Refinancing under this Section 7, and the Company may, during the thirty (30) day period following the expiration of the ROFO Notice Period (the “Waived ROFO Period”), consummate the Forward Notes Refinancing with an independent third party on material terms and conditions no more favorable to the independent third party than those set forth in the Offer Notice. If the Company does not consummate the Forward Notes Refinancing within the Waived ROFO Transfer Period, the rights provided hereunder shall be deemed to be revived and the Forward Notes Refinancing shall not be offered to any person unless first re-offered to the Holder in accordance with this Section 7. A waiver of one Forward Notes Refinancing will not constitute a waiver on any other future Forward Notes Refinancing.

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8.          Release of Claims and Waiver of Defenses. In further consideration of the Holder’s execution of this Agreement, the Borrowers, on behalf of themselves and their successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waive and release the Holder and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the "Releasees") from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by the Holder or any other Releasee with respect to the Note Documents and the Senior Secured Note and any Collateral, other than the Holder’s or any Releasee's willful misconduct on or before the date of this Agreement (collectively, the "Claims"). The Borrowers further agree that neither Borrower shall commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

9.          Forbearance Defaults. The occurrence of one or more of the following shall constitute a "Forbearance Default" under this Agreement: (1) the Borrowers shall fail to abide by or observe any term, condition, covenant or other provision contained in this Agreement or any document related to or executed in connection with this Agreement; (2) a default or event of default shall occur under any Note Document or the Senior Secured Note or any document related to or executed in connection with this Agreement (other than the Existing Defaults); (3) any Borrower: (a) becomes insolvent; (b) is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due; (c) (i) commences any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors; (d) has commenced against it in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in clause (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for 10 days; or (e) ceases to conduct business in the ordinary course; (4) a tax lien, warrant or levy is imposed on any Borrower or any Collateral; (5) any Borrower or any of their respective creditors commences a case, proceeding or other action against the Holder relating to any of the Obligations, Collateral, Note Documents, the Senior Secured Note, this Agreement, or any action or omission by the Holder or its agents in connection with any of the foregoing; (6) any other creditor of any Borrower obtains a judgment against any Borrower in excess of $250,000 seeking to collect any material debt, obligation or liability; (7) any representation or warranty of any Borrower made herein shall be false, misleading or incorrect in any material respect when made; and/or (8) any Borrower takes an action, or any event or condition occurs or exists, which the Holder reasonably believes in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by the Borrowers of its obligations under this Agreement or any of the Note Documents or the Senior Secured Note.

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10.        Remedies. Immediately upon the occurrence of a Forbearance Default: (1) the Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party, (2) the Holder shall be entitled to exercise any or all of its rights and remedies under the Note Documents, the Senior Secured Note, this Agreement, or any stipulations or other documents executed in connection with or related to this Agreement or any of the Note Documents or the Senior Secured Note, or applicable law, including, without limitation, the appointment of a receiver, (3) the Borrowers shall cooperate with the Holder’s repossession of all personal property Collateral, and the Borrowers shall immediately surrender to the Holder upon the Holder’s request, at the time and place designated by the Holder, all Collateral in its possession, and/or (4) the Holder may set off or apply to the payment of any or all of the Obligations and the obligations due to the Holder under the Senior Secured Note, any deposit balances, any or all of the Collateral or proceeds thereof.

11.        Representations, Warranties and Covenants.

11.1    The Borrowers represent and warrant to the Holder that, as of the date hereof:

(a)        Other than the Existing Defaults, no Event of Default under the Note has occurred or is continuing.

(b)        Each Borrower has complied in all material respects with their respective obligations under the Operative Documents.

(c)        Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the A&R Note and the Conversion Shares tacks back to June 16, 2015. The Borrowers agree not to take a position contrary to this paragraph. The Borrowers agree to take all actions, including, without limitation, the issuance by its legal counsel of any legal opinions to the Holder or the Company’s transfer agent necessary to issue the Conversion Shares without restriction and not containing any restrictive legend without the need for any action by the Holder in connection with a sale of the Conversion Shares by the Holder.

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(d)        All Conversion Shares issuable under the A&R Note may be issued without violating the rules and regulations of the NASDAQ Capital Market and without any requirement for stockholder approval.

11.2    In the event, at any time following the Effective Date, the Borrowers’ representation in Section 11.1(d) of this Agreement is no longer true and correct, the Borrowers’ shall take all actions necessary to allow the Conversion Shares to be issued in accordance with the terms of the A&R Note.

12.        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Borrowers and the Holder, and each of their respective successors and assigns.

13.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties submit to the personal jurisdiction of such courts.

14.        Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

15.        Disclosure. Company confirms that neither it nor any other person or entity acting on its behalf has provided JGB or its counsel with any information that constitutes or might constitute material, nonpublic information. The Company will disclose the material terms of this Agreement and the transactions contemplated hereby by not later than 8 a.m. on May 20, 2016, or such earlier time as may be required by law, by means of a Current Report on Form 8-K filed with the Securities and Exchange Commission. Such Current Report on Form 8-K shall include as exhibits this Agreement, the A&R Note, and any other material agreement related to the foregoing. The Current Report on Form 8-K shall be subject to the prior review and comment of the Holder. From and after the filing of the Current Report on Form 8-K with the SEC, the Company acknowledges and agrees that the Holder shall not be in possession of any material, nonpublic information received from the Company, VaultLogix or any of their respective officers, directors, employees or agents.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

InterCloud Systems, Inc., as Company

By
Name:
Title:

VaultLogix, LLC, as VaultLogix

By
Name:
Title:

JGB (Cayman) Concord Ltd., as Holder

By
Name: Brett Cohen
Title: President

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